EXHIBIT 2.1
       FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

MAY 19, 1999

C9528-91
/s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


              Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

DEAN HELLER, SECRETARY OF STATE

1. Name of corporation: EDUVERSE Accelerated Learning Systems, Inc.

2. The articles have been amended as follows (provide article numbers, if available).

Article I

The name of the corporation (hereinafter called the Corporation) is EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.

Article I is hereby amended to read as follows:

The name of the corporation  (hereinafter called the Corporation) is amended to:
EDUVERSE.COM

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 7,571,134 (59.9%) of the 12,647,452 entitled to vote*:

4. Signatures:


/s/ Mark Bruk                                     /s/ Robert Harris
-------------------------------                   ------------------------------
President or Vice President                       Secretary or Asst. Secretary
(acknowledgement required)                        (acknowledgement not required)


State of:  British Columbia
County of:  Vancouver
This instrument was acknowledged before me on May 18, 1999, by
Mark Bruk (Name of Person)
as President
as designated to sign this certificate
of AMENDMENT TO ARTICLES
(name on behalf of whom instrument was executed)


/s/ Anthony K. Wooster                         ANTHONY K. WOOSTER
--------------------------------               BARRISTER & SOLICITOR
Notary-Public Signature                        1000 - 1100 WEST GEORGIA ST.
                                               VANCOUVER, B.C.
                                               [Illegible]

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       (After Issuance of Stock)                 Filed by:


                               PERFECT FUTURE LTD.
                              (Name of Corporation)


We the undersigned Mark E. Bruk, President and Robert Harris, Secretary of Perfect Future Ltd.

do hereby certify:

That the Board of Directors of said Corporation at a meeting duly convened, held on the 11th day of June, 1998, adopted a resolution to amend the original articles as follows:

     Article I

     The name of the corporation (hereinafter called the Corporation) is PERFECT FUTURE, LTD.

     Article I is hereby amended to read as follows:

     The name of the corporation (hereinafter called the Corporation) is amended to: EDUVERSE Accelerated Learning Systems, Inc.

The number of shares of the Corporation issued and outstanding and entitled to vote on an amendment to the Articles of Incorporation is ELEVEN MILLION TWO HUNDRED AND FIFTY THOUSAND (11,250,000) common $0.001 par value stock, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                /s/ Mark Bruk
                                                --------------------------------
                                                President


                                                /s/ Robert Harris
                                                --------------------------------
                                                Secretary


Province of British Columbia
County of Vancouver

On June 15, 1998, personally appeared before me, a Notary Public, Mark E. Bruk, who acknowledged that he executed the above instrument.


                                                /s/ Kesho Ram Ditta
                                                --------------------------------
                                                Signature of Notary
     (NOTARY STAMP)
                                                 KESHO RAM DITTA
                                                 Barrister & Solicitor
                                                 1829 West Broadway
                                                 Vancouver, B.C. Canada
                                                 V6J 1Y5
                                                 Ph: (604) 733-6913

       FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

DEC 22, 1997

C9528-91
/s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)


                              Perfect Future, LTD.
                               Name of Corporation

     We the undersigned Spencer Bradley Vice President and President or Vice President Shaun Hadley of Perfect Future, Ltd. Secretary or Assistant Secretary Name of Corporation

     do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened and held on the 15th day of December, 1997, adopted a resolution to amend the original articles as follows:

     Article  IV is  hereby  amended  to read as  follows:

     The corporation is authorized to do a FORWARD SPLIT of the issued and outstanding shares of two and one half for one. Making the total issued and outsanding 2,250,000 two million two hundred and fifty thousand.



The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,250,000 ; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /s/ Spencer Bradley
                                                --------------------------------
                                                President or Vice President


                                                /s/ Shaun Bradley
                                                --------------------------------
                                                Secretary or Assistant Secretary


State of Nevada                     )
                                    ) ss.
County of Clark                     )

     On 12/22/97, personally appeared before me, a Notary Public, Spencer Bradley & Shaun Hadley (Names of persons appearing and signing document) who acknowledged that they executed the above instrument.


                                                /s/ Todd Fredlund
                                                --------------------------------
                                                Signature of Notary

RECEIVED STAMP                               OFFICIAL SEAL
DEC 22, 1997                                 TODD FREDLUND
SECRETARY OF STATE                           NOTARY PUBLIC STATE OF NEVADA
                                             CLARK COUNTY
                                             MY COMMISSION EXPIRES: JULY 3, 2001

              CERTIFICATE OF AMENDMENT OF ARTICLE OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                              Perfect Future, Ltd.
                               Name of Corporation

We the undersigned Donald Bradley and President or Vice President Hadley of Perfect Future, Ltd. Secretary or Assistant Secretary Name of Corporation do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened and held on the 22nd day of April 1997, adopted a resolution to amend the original articies as follows:

     Article IV is hereby amended to read as follows: The corporation is authorized to have two clases of stock:(1) Common ; (2) non voting preferred. The total amount of authorized shares is 50,000,000 common and 5,000,000 preferred, each class of which shall have a par value of $0.001.




The number of shares of the corporation outstanding and entitied to vote on an amendment to the Articles of Incorporation are 900,000 , that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitied to vote thereon.

                                                /s/ Donald Bradley
                                                --------------------------------
                                                President or Vice President


                                                /s/ Shaun Bradley
                                                --------------------------------
                                                Secretary or Assistant Secretary


State of Nevada                     )
                                    ) ss.
County of Clark                     )

     On April 29, 1997,  personally appeared before me, a Notary Public,  Donald
C. Bradley & Shaun Hadley (Names of persons appearing and signing document) who acknowledged that they executed the above instrument.



CLAUDIA HILL                                    /s/ Claudia Hill
NOTARY PUBLIC - NEVADA                          --------------------------------
MY APPT. EXP. AUG. 26, 2000                     Signature of Notary
NO. 92-4142-1

            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                    OF INCORPORATION FOR A NEVADA CORPORATION


1. Name of corporation Perfect Future, Ltd.

2. Date of adoption of Amended and Restated Articles April 22, 1997

3.   If the articles were amended, please indicate what changes have been made:

     (a) Was there a name change? Yes [ ] No [ X ] If yes, what is the new name?

     (b) Did you change the resident agent? Yes [ ] No [ X ] If yes, please indicate the new resident agent and address.


         Please attach the resident agent acceptance certificate.

     (c) Did you change the purposes? Yes [ ] No [ X ] Did you add Banking? [ ] Gaming? [ ] Insurance? [ ] None of these? [ ]

     (d) Did you change the capital stock?     Yes [ X ]    No [  ]
         If yes, what is the new capital stock?

         5,000,000 Preferred over and above 50,000,000 Common (e) Did you change the directors? Yes [ ] No [ X ] If yes, indicate the change:


     (f) Did you add the directors liability provision?   Yes [  ]    No [ X ]

     (g) Did you change the period of existence?   Yes [  ]    No [ X ]
         If yes, what is the new existence?



     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

          By adding 5,000,000 Shares of authorized Preferred in addition to the 50,000,000 Common both with a par of .001 per share.

/s/ Donald C. Bradley, President                                 April 29, 1997
--------------------------------------                           ---------------
Name and Title of Officer                                            Date


State of Nevada                )
                               ) ss.
County of Clark                )

     On April 29, 1997 , personally appeared before me, a Notary Public,  Donald
C. Bradley , who  acknowledged  that he/she executed the above  instrument.


CLAUDIA HILL                                    /s/ Claudia Hill
NOTARY PUBLIC - NEVADA                          --------------------------------
MY APPT. EXP. AUG. 26, 2000                     Signature of Notary
NO. 92-4142-1

                              ARTICLES OF AMENDMENT
                                       OF
                              PERFECT FUTURE, LTD.

     The Articles of Amendment to the original Articles of Incorporation of WARD'S FUTURA AUTOMOTIVE, LTD. a Nevada corporation are set up as follows:

                                 A. ARTICLE I -

     The name of the corporation (hereinafter called the corporation) is PERFECT FUTURE, LTD.

                             AMENDMENT - ARTICLE I -

     The name of the corporation is amended to: PERFECT FUTURE, LTD.

                                  B. Article IV

     The total amount of authorized shares is 50,000,000 having par value of .001.

                             AMENDMENT - ARTICLE IV

     The total amount of authorized shares is 50,000,000 of common shares at a par of .001.

     As of the date of the Special Meeting of Shareholders the Company had issued and outstanding TWO MILLION (2,000,000) shares of COMMON .001 par value stock, held by 30 shareholders all of which were entitled to vote on the proposed amendment.

                                    AMENDMENT
                                       TO
                         ARTICLE VI PERFECT FUTURE, LTD.

     At the Special Stockholders Meeting held December 5, 1995, TWO MILLION SHARES voted in favor of the amendment and none (0) voted against the amendment.


Dated this 5th day of December   1995


/s/ Donald C. Bradley
------------------------------- President



/s/ Shaun Hadley
------------------------------- Secretary


STATE OF NEVADA

COUNTY OF CLARK

On December 5th, 1995 Donald C. Bradley, personally appeared before me a notary public, acknowledges that Donald C Bradley executed the above instrument.

Signature of Notary     /s/ Kristina A. Heffner
                        --------------------------------


NOTARY PUBLIC
STATE OF NEVADA
COUNTY OF CLARK
KRISTINA A. HEFFNER
My Appointment Expires Oct. 20, 1996

       FILED                                           FILING FEE:  $175.00
  IN THE OFFICE OF THE                                 RECEIPT # C26033
SECRETARY OF STATE OF THE                              TAJ MAHAL, LTD.
   STATE OF NEVADA                                     5312 ITHACA
                                                       LAS VEGAS, NEVADA 89122
OCT 22, ----

C9528-91
/s/ Cheryl Lau
DEAN HELLER, SECRETARY OF STATE




                            ARTICLES OF INCORPORATION


                                       OF


                          WARD'S FUTURA ATOMOTIVE, LTD.


KNOW ALL MEN BY THESE PRESENTS:

     We, the undersigned, natural persons of the age of 21 years, or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation:


                                ARTICLE I - NAME


         The name of he Corporation shall be WARD'S FUTURA ATOMOTIVE, LTD.


                              ARTICLE II - DURATION


     The period of its duration shall be perpetual unless dissolved or terminated according to law.


                        ARTICLE III - CORPORATE PURPOSES


     The general purposes and objects for which the corporation is organized are to engage primarily in any type of manufacturing of automobiles, and /or marketing of automobiles or, automotive related products both retail and wholesale. Realstate uninproved or improved, land development, and/or investment in real property or real estate related endeavors. To engage in any business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States of America or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.

                          ARTICLE IV - SHARES OF STOCK


     The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock at par value of $0.001 per share, or a total capitalization of $50,000.00

     There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the stockholders.

     Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.


                         ARTICLE V - STOCK RESTRICTIONS


     All shares of stock in the company are assignable and any stockholder may sell, assign and transfer his shares and certificates of stock at pleasure except that no such transfer, sale or assignment shall be valid unless and until it shall have been entered upon the books of the company and the old certificate or certificates shall have been surrendered for cancellation to the secretary and a new certificate or certificates issued in lieu of the same.



                        ARTICLE VI - COMMENCING BUSINESS


     The corporation will not commence business until consideration of the value of at least One Thousand Dollars (1,000.00) has been received for the issuance of shares.


                    ARTICLE VII - REGISTERED AGENT AND OFFICE


     The name and post office address of its initial  registered agent is Donald
C. Bradley, 5312 Ithaca, Las Vegas, NV. 89122

                            ARTICLE VIII - DIRECTORS


     That the number of directors of this corporation, their qualifications, terms of office and the time and manner of their election, removal and resignation shall be as follows:

     The number of directors  shall not be less than two (2) nor more than seven
     (7), the exact number within such limits to be determined in the manner prescribed by the by-laws.

     Directors shall be elected at the annual meeting of the stock holders of this corporation and shall serve for one (1) year and until their successors shall have been duly elected and qualified.

     A majority of the entire number of directors, but not less than (2), shall be necessary to form a quorum of the board of directors, authorized to transact the business and exercise the corporate powers of the corporation.

     Such officers shall consist of:

     (a) President;

     (b) One or more Vice Presidents as shall be provided by the by-laws or the board of directors;

     (c) A Secretary; and,

     (d) A Treasurer - may be held by officers who concurrently hold another office.

     Such officers shall be elected annually by the board of directors and shall serve for one (1) year and until their successors shall have been duly elected and qualified.

     Any officer may be removed by vote of a majority of the board of directors or in such other manner as may be prescribed in the by-laws.

                                   ARTICLE IX


     That the following named person, parties hereto, shall be the directors and officers of this corporation from the date hereof and until their successors shall have been elected and qualified:



PRESIDENT & DIRECTOR:                                DONALD C. BRADLEY
                                                     5312 ITHACA,
                                                     LAS VEGAS, NV 89122


VICE PRESIDENT & DIRECTOR:



SECRETARY/TREASURER & DIRECTOR:                      SHIRLENE BRADLEY
                                                     5312 ITHACA
                                                     LAS VEGAS, NV 89122


                        ARTICLE X - SHAREHOLDER LIABILITY


     That the private property of the stockholders of this corporation shall not be liable for the debts or obligations of the corporation.


                           ARTICLE XI - INCORPORATORS


     The name and address of each incorporator is:


                                DONALD C. BRADLEY
                                   5312 ITHACA
                               LAS VEGAS, NV 89122

                                SHIRLENE BRADLEY
                                   5312 ITHACA
                               LAS VEGAS, NV 98122

                            ARTICLE XII - 1244 STOCK


     Shares of stock of this corporation authorized and issued pursuant to these Articles of Incorporation within two (2) years from the date of incorporation are, for the purpose of the Internal Revenue Code, authorized and issued in compliance with and as prescribed by Section 1244 of the Internal Revenue Code of 1954, as amended shall be known as "Section 1244 Stock."


                ARTICLE XIII - DIRECTORS' AND OFFICERS' CONTRACTS


     No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors or a committee thereof, which authorizes, approves or ratifies such contracts or transaction, or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or, (c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

                                                                   INCORPORATORS


STATE OF NEVADA              )
                             :
COUNTY OF CLARK              )

           On October 21, 1991, personally appeared before me, Donald C. Bradley and Shirlene Bradley, who being duly sworn by me first, declared that he had read the foregoing Articles of Incorporation, that he had signed the foregoing document as an incorporator and that the statements contained therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this day of October , 1991.

                                             /s/ Donald C. Bradley
                                             -----------------------------------
                                             Donald C. Bradley


                                             /s/ Shirlene Bradley
                                             -----------------------------------
                                             Shirlene Bradley

                                             /s/ O Chase
                                             -----------------------------------
                                             Notary Public

My Commission Expires:
           2-4-95

     I, Donald C. Bradley acting as registered Agent, in the State of Nevada and living in Clark County, Nevada, do hereby accept the full legal responsibility as Agent for the corporation, registered under the name of Ward's Futura Atomotive, LTD. who's address is, 5312 Ithaca, Las Vegas, NV. 89122.



                                             /s/ Donald C. Bradley
                                             -----------------------------------
                                             Donald C. Bradley

STATE OF NEVADA              )
                             :
COUNTY OF CLARK              )

     SUBSCRIBED  AND SWORN to before me this 21st day of  October,  1991.



                                             /s/ O Chase
                                             -----------------------------------
                                             Notary Public
                                             Residing in Las Vegas, Nevada

My Commission Expires: 2-4-95